Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS FOURTH QUARTER RESULTS

AUSTIN, Minn., November 24, 2004 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2004 fourth quarter and year ending October 30, 2004.

HIGHLIGHTS

Fourth Quarter

•                  EPS of $.50, versus $.50 in 2003

•                  Dollar sales of $1.3 billion increased 15 percent from 2003

•                  Volume up 9 percent compared to last year

•                  Jennie-O Turkey Store operating profit up 85 percent; volume up 5 percent; dollar sales up 18 percent

•                  Refrigerated Foods operating profit down 25 percent; volume up 10 percent; dollar sales up 20 percent

•                  Grocery Products operating profit down 5 percent; volume down 1 percent; dollar sales up 7 percent

•                  Specialty Foods operating profit up 17 percent; dollar sales up 8 percent

Fiscal Year

•                  EPS of $1.65, versus $1.33 in 2003

•                  Dollar sales of $4.8 billion increased 14 percent from 2003

•                  Volume up 6 percent compared to last year

•                  Jennie-O Turkey Store operating profit up 91 percent; volume even; dollar sales up 14 percent

•                  Refrigerated Foods operating profit up 37 percent; volume even; dollar sales up 14 percent

•                  Grocery Products operating profit down 16 percent; volume down 4 percent; dollar sales up 1 percent

•                  Specialty Foods operating profit up 43 percent; dollar sales up 48 percent

Hormel Foods Corporation (NYSE: HRL-News), the multinational marketer of consumer-branded meat and food products, today reported fiscal 2004 fourth quarter net earnings of $69.8 million, down 1 percent from $70.4 million a year earlier.  Earnings per share were $.50 for both years.  Sales totaled $1.3 billion, up from $1.2 billion last year.

For the year ended October 30, 2004, net earnings were $231.7 million (includes an $11.5 million gain from the sale of Vista, a $4.0 million gain from the sale of Campofrio and a $2.7 million charge for early retirements related to the sales team reorganization), or $1.65 per share (includes a $.09 gain from previously listed items).  This compares to fiscal 2003 net earnings of $185.8 million (includes a $3.9 million gain from a vitamin antitrust settlement and a $1.1 million charge for a plant closing) or $1.33 per share (includes $.02 gain from previously listed items).  Sales totaled $4.8 billion, up from $4.2 billion in fiscal 2003.

The company’s accounting cycle resulted in a 14-week fourth quarter and 53-week year in fiscal 2004, compared with a 13-week fourth quarter and 52-week year in fiscal 2003.

COMMENTARY AND OUTLOOK

“Our strong fourth quarter was supported by very good demand for our value-added pork and turkey products,” said Joel W. Johnson, chairman of the board and chief executive officer.  “As we noted in the November 11 earnings pre-announcement, our Jennie-O Turkey Store business delivered better-than-expected results driven by outstanding demand for turkey products and excellent market conditions.  We continue to see this strength into the first quarter of fiscal 2005, which gives us a great start to the new year,” Johnson said.

“Refrigerated Foods’ operating profit declined from last year’s extraordinarily strong fourth quarter. The fiscal 2003 fourth quarter was extremely unusual in that ideal market conditions afforded us optimal margins.  The full-year comparison, however, clearly shows that we achieved considerable improvement in fiscal 2004, with operating profit margins increasing to 6.1 percent versus 5.1 percent in fiscal 2003.  This margin improvement was driven by double-digit growth in value-added categories such as sliced meats, fully cooked refrigerated entrees, flavored meats and pepperoni,” Johnson said.

“Our Foodservice businesses continue to deliver outstanding growth.  Both Hormel Foods and Jennie-O Turkey Store Foodservice business units delivered double-digit growth, with dollar sales up 28 percent and 26 percent, respectively.  Products contributing strong growth include CAFÉ H, AUSTIN BLUES BBQ products, HORMEL ALWAYS TENDER pork and JENNIE-O TURKEY STORE oven roasted and pre-sliced products,” Johnson stated.

“Even though Grocery Products continues to deal with higher pork raw material costs, the price increase we implemented in the third quarter helped strengthen margins.  Our national roll-out of STAGG chili is going well, driving over-all fourth quarter chili sales up 4 percent compared with last year,” Johnson said.

“Our International business reported strong growth, with volume up 25 percent.  Business in China continues to be good with double-digit growth in both retail and foodservice,” Johnson said.  “We are excited about the opportunities in the Philippines as well. To support this growth, we just opened our second plant in that country,” Johnson commented.

“After assessing industry factors and our business plans and prospects, our earnings guidance for the first quarter is in a range of $.40 to $.46 per share, versus actual results of $.37 in fiscal 2004.  For the full year of fiscal 2005, our earnings guidance is in a range of $1.65 to $1.75,” Johnson concluded.

OPERATING HIGHLIGHTS

Grocery Products (16 % of Net Sales, 36% of Segment Operating Profit)

•                  Dollar sales totaled $223 million, up 7 percent.

•                  Volume was down by 1 percent.  Weaker sales from DINTY MOORE canned products caused the decrease.  Growth was reported for the SPAM family of products, CARAPELLI olive oil, HERDEZ Mexican products and the chili category.

•                  Operating profit was down 5 percent primarily from higher pork raw material costs and the lower volume of DINTY MOORE canned products.  Growth from ethnic products, the SPAM family of products and the price increase implemented in the third quarter contributed to profitability.

•                  Aggressive competitive promotion in the chili category boosted total category sales 29 percent for the quarter.

Refrigerated Foods (48 % of Net Sales, 31 % of Segment Operating Profit)

•                  Dollar sales totaled $647 million, up 20 percent.

•                  Volume increased 10 percent.

•                  Operating profit down 25 percent to $39 million.  Operating profit was down because of last year’s extremely difficult comparisons.  Operating profit margin for the fourth quarter was 6 percent, which is a more normal margin for this segment, compared to 9.6 percent in the fourth quarter last year.  For the full year operating profit margin improved 100 basis points increasing from 5.1 percent to 6.1 percent because of improved product mix and market conditions.

•                  Leading the growth within this segment were double-digit volume performers HORMEL sliced pepperoni, ALWAYS TENDER marinated flavored meats and HORMEL fully cooked entrees.

•                  Foodservice reported double-digit volume growth in key categories including FAST ‘N EASY precooked bacon and sausage, ALWAYS TENDER boneless pork, AUSTIN BLUES BBQ and CAFÉ H products.

Jennie-O Turkey Store (24 % of Net Sales, 25 % of Segment Operating Profit)

•                  Dollar sales totaled $317 million, an increase of 18 percent

•                  Volume was up 5 percent.  Growth of value-added products was exceptional in the quarter with double-digit growth in retail, foodservice and deli.  Strong results from JENNIE-O TURKEY STORE bacon and marinated tenders contributed to the growth.  Commodity volume was down based on last year’s decision to reduce undifferentiated sales.

•                  Industry forecasts show similar turkey supplies in 2005 as were experienced in 2004.

•                  Operating profit totaled $31 million compared to $17 million last year, up 85 percent.  Profitability gains have resulted from a combination of value-added sales growth, excellent commodity meat markets and continued efficiencies in live production and in our manufacturing plants.

•                  Lower grain costs are beginning to work their way into the cost of the flocks.  We expect continued improvement as the higher grain costs from this summer work their way out of the costs.  The outlook for grain prices is favorable.

•                  Foodservice dollar sales were up 26 percent.

•                  Mexico and Russia export markets were very strong.  China has lifted its ban and product is approved to begin shipping in November.

•                  The launch of the JENNIE-O TURKEY STORE oven ready turkey product – a turkey that goes directly from freezer to oven for a flawless holiday celebration in about 3 ½ hours – is going very well.

Specialty Foods (9 % of Net Sales, 5 % of Segment Operating Profit)

•                  Dollar sales increased 8 percent to $117 million

•                  Operating profit improved 17 percent.

•                  Diamond Crystal Brands sugar substitute category reported strong growth, up 203 percent over last year.  Strong results from dessert and hot drink mixes also benefited the segment.

All Other (3 % of Net Sales, 3 % of Segment Operating Profit)

•                  Dollar sales down 8 percent to $42 million because of the divestiture of Vista International Packaging last quarter.  Excluding Vista sales from last year’s numbers, dollar sales were up 26 percent.

•                  Volume was 13 percent higher than a year earlier, primarily due to strong export sales of fresh pork.

•                  Operating profit was down 55 percent.  The largest portion of the loss was from Vista’s removal from our portfolio.

General Corporate Expense

•                  Expenses decreased $1.9 million primarily from a reduction in post-retirement benefit expense (Medicare Act of 2003).

DIVIDENDS

Effective November 15, 2004, the company paid its 305th consecutive quarterly dividend.  The annual rate is $.45 per share.

On November 22, 2004, the Hormel Foods Board of Directors increased the dividend to $.52 per share from $.45 per share.

CONFERENCE CALL

A conference call will be Webcast at 10:00 a.m. CT on Wednesday, November 24, 2004.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 2215979.  The Webcast replay will be available at 12:00 (noon) CT, November 24, and archived for one year.  Listening to the Webcast requires speakers and Microsoft’s Windows Media Player.  If you do not have Media Player, you may download it for free at http://www.microsoft.com/windows/windowsmedia/download/default.asp.  The audio replay will be available beginning at 12:00 (noon) CT on Wednesday, November 24, 2004, through 11:59 p.m. CT on December 17, 2004.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  In 2001, 2002, 2003 and 2004, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the Cautionary Statement Relevant to Forward-Looking Statements and Information that appears on Exhibit 99.1 of the company’s Annual Report on Form 10-K for the fiscal year ended October 25, 2003, which can be accessed at http://www.hormel.com

Segment Data

Fiscal 2004 Fourth Quarter Segment Operating Results (in Thousands)

	FOURTH QUARTER ENDED
	October 30, 2004	October 25, 2003	% Change
SALES
Grocery Products	$222,583	$208,791	6.6
Refrigerated Foods	646,715	539,457	19.9
Jennie-O Turkey Store	317,323	268,152	18.3
Specialty Foods	116,946	108,370	7.9
All Other	41,649	45,111	(7.7)
Total	$1,345,216	$1,169,881	15.0

OPERATING PROFIT
Grocery Products	$43,950	$46,417	(5.3)
Refrigerated Foods	38,713	51,888	(25.4)
Jennie-O Turkey Store	31,415	17,015	84.6
Specialty Foods	5,683	4,869	16.7
All Other	3,802	8,388	(54.7)
Total segment operating profit	123,563	128,577	(3.9)
Net interest and investment income	(5,198)	(6,645)	21.8
Gen. corporate expense	(8,374)	(10,315)	18.8
Income before tax	$109,991	$111,617	(1.5)

	YEAR TO DATE ENDED
	October 30, 2004	October 25, 2003	% Change
SALES
Grocery Products	$758,256	$754,331	0.5
Refrigerated Foods	2,300,399	2,019,753	13.9
Jennie-O Turkey Store	1,052,682	924,430	13.9
Specialty Foods	467,581	315,177	48.4
All Other	200,957	186,637	7.7
Total	$4,779,875	$4,200,328	13.8

OPERATING PROFIT
Grocery Products	$128,838	$152,808	(15.7)
Refrigerated Foods	141,361	103,167	37.0
Jennie-O Turkey Store	78,593	41,069	91.4
Specialty Foods	25,674	17,986	42.7
All Other	23,278	25,743	(9.6)
Total segment operating profit	397,744	340,773	16.7
Net interest and investment income	(12,779)	(21,079)	39.4
Gen. corporate expense	(20,400)	(30,363)	32.8
Income before tax	$364,565	$289,331	26.0

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	10-30-2004	10-25-2003	10-30-2004	10-25-2003

Net sales	$1,345,216	$1,169,881	$4,779,875	$4,200,328

Cost of products sold	1,026,334	874,528	3,658,870	3,187,175

GROSS PROFIT:	318,882	295,353	1,121,005	1,013,153

Expenses and gain on sale of business:
Selling and delivery	143,647	123,410	521,164	481,752

Marketing	22,549	20,673	100,530	102,212

Administrative & general	38,779	35,182	146,488	124,665

Gain on sale of business	0	0	(18,063)	0

TOTAL EXPENSES AND GAIN ON SALE OF BUSINESS:	204,975	179,265	750,119	708,629

Equity in earnings of affiliates	1,282	2,174	6,458	5,886

OPERATING INCOME:	115,189	118,262	377,344	310,410

Other income & expenses:
Interest & investment income	1,866	1,822	14,363	10,785

Interest expense	(7,064)	(8,467)	(27,142)	(31,864)

EARNINGS BEFORE INCOME TAXES:	109,991	111,617	364,565	289,331

Provision for income taxes	40,148	41,252	132,902	103,552
(effective tax rate)	36.50%	36.96%	36.45%	35.79%

NET EARNINGS	$69,843	$70,365	$231,663	$185,779

NET EARNINGS PER SHARE (Basic)	$.50	$.51	$1.67	$1.34
NET EARNINGS PER SHARE (Diluted)	$.50	$.50	$1.65	$1.33

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	October 30, 2004	October 25, 2003
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$288,881	$97,976
Accounts receivable	272,738	291,481
Inventories	425,655	403,213
Deferred income taxes	29,254	14,732
Prepaid expenses & other current assets	12,875	16,572

TOTAL CURRENT ASSETS	1,029,403	823,974

INTANGIBLES	512,942	509,986

OTHER ASSETS	287,386	357,819

PROPERTY, PLANT & EQUIPMENT, NET	704,237	701,342

TOTAL ASSETS	$2,533,968	$2,393,121

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$464,366	$441,990

LONG-TERM DEBT – LESS CURRENT MATURITIES	361,510	395,273

OTHER LONG-TERM LIABILITIES	308,844	303,123

SHAREHOLDERS’ INVESTMENT	1,399,248	1,252,735

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$2,533,968	$2,393,121

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	10-30-2004	10-25-2003
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$231,663	$185,779
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	87,675	83,374
Amortization of intangibles	7,070	4,646
Equity in earnings of affiliates	(5,884)	(5,000)
Provision for deferred income taxes	(15,654)	(4,592)
(Gain) Loss on property/equipment sales and plant facilities	(432)	2,519
Gain on sales of business and investment	(24,285)	0
Changes in operating assets and liabilities net of acquisitions:
Decrease (Increase) in accounts receivable	14,803	(10,636)
Increase in inventories, prepaid expenses, and other current assets	(28,964)	(24,303)
Increase in accounts payable and accrued expenses	23,772	17,697
Other	4,966	3,766
NET CASH PROVIDED BY OPERATING ACTIVITIES	294,730	253,250

INVESTING ACTIVITIES
Sale of held-to-maturity securities	3,120	0
Purchase of held-to-maturity securities	(3,250)	0
Acquisitions of businesses	(21,452)	(240,970)
Purchases of property / equipment	(80,363)	(67,104)
Proceeds from sales of property / equipment	2,903	5,085
Proceeds from sales of business and investment	126,774	0
Increase in investments, equity in affiliates, net pension assets, and other assets	(9,413)	(91,291)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	18,319	(394,280)

FINANCING ACTIVITIES
Proceeds from short-term debt	0	60,000
Principal payments on short-term debt	0	(60,000)
Proceeds from long-term debt	0	42
Principal payments on long-term debt	(32,298)	(13,942)
Dividends paid on common stock	(61,343)	(57,092)
Stock repurchase	(37,525)	(6,119)
Other	9,022	6,554
NET CASH USED IN FINANCING ACTIVITIES	(122,144)	(70,557)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	190,905	(211,587)
Cash and cash equivalents at beginning of year	97,976	309,563
CASH AND CASH EQUIVALENTS AT END OF YEAR	$288,881	$97,976